PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the registration and filing fee, are estimated.


----------------------------------------------------------------------
Filing Fee for Registration         $      396,000
Statement
----------------------------------------------------------------------
----------------------------------------------------------------------
Legal Fees and Expenses             $      450,000
----------------------------------------------------------------------
----------------------------------------------------------------------
Accounting Fees and Expenses        $      125,000
----------------------------------------------------------------------
----------------------------------------------------------------------
Trustee's Fees and Expenses         $       75,000
----------------------------------------------------------------------
----------------------------------------------------------------------
   (including counsel fees)
----------------------------------------------------------------------
----------------------------------------------------------------------
Printing and Engraving Expenses     $      100,000
----------------------------------------------------------------------
----------------------------------------------------------------------
Rating Agency Fees                  $      600,000
----------------------------------------------------------------------
----------------------------------------------------------------------
Miscellaneous                       $      100,000
----------------------------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
----------------------------------------------------------------------
Total                               $    1,846 000
----------------------------------------------------------------------


Indemnification of Directors and Officers (Item 15 of Form S-3).

      Article 5 of the Restated Certificate of Incorporation of the Depositor and Article X of the By-Laws of the Depositor provide for the indemnification, within the limits permitted by the General Corporation Law of the State of Delaware, of directors, officers, employees, and agents of the Corporation and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, against expenses, including attorney's fees and liabilities for actions they take in such capacities.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Reference is made to Exhibit 3.1 of this Registration Statement for the complete text of the Restated Certificate of Incorporation and reference is made to Exhibit 3.2 of this Registration Statement for the complete text of the By-laws.

      The ultimate parent of the Depositor carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Depositor's directors and officers.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrants' directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party. For provisions regarding the indemnification of controlling persons, directors and officers of the Depositor by Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, reference is made to the proposed form of Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

Exhibits (Item 16 of Form S-3).

(a)   Financial Statement filed as part of the Registration
Statement: none

(b)   Exhibits:


EXHIBIT NUMBER
        ------
                 DESCRIPTION

 *1.1            Form of Underwriting Agreement
 *3.1            Restated Certificate of Incorporation

                 of Depositor
 *3.2            By-laws of Depositor

 *4.1            Form of Pooling and Servicing Agreement
 *4.2            Form of Sale and Purchase Agreement
 *4.3            Form of Trust Agreement
 *5.1            Opinion of Orrick, Herrington &
                 Sutcliffe LLP with respect to certain
                 matters involving the Certificates
 *8.1            Opinion of Orrick, Herrington &
                 Sutcliffe LLP as to tax matters
 *23.1           Consent of Orrick, Herrington &
                 Sutcliffe LLP (included as part of
                 Exhibits 5.1 and 8.1)
 *24.1           Power of Attorney
 *24.2           Certified Copy of the Resolutions of

                 the Board of Directors of Depositor

-------------------

* As previously filed with this Registration Statement.

Undertakings (Item 17 of Form S-3)


In accordance with Item 512 of Regulation S-K under the Securities Act of 1933, the undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)  Undertaking in respect of indemnification:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 7, 2000.

                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.



                               By: /s/ Patrick D. Coleman*
                                  _________________________
                                   Patrick D. Coleman
                                   President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           Signature                Title                         Date

/s/ Patrick D. Coleman*        Director and President      August 7, 2000
_________________________
PATRICK D. COLEMAN             (Principal Executive
                               Officer)

/s/ Scott J. Ulm*             Director and Chairman        August 7, 2000
---------------------------   of the Board
SCOTT J. ULM

/s/ William Pitofsky*         Director                     August 7, 2000
---------------------------   and Vice President
WILLIAM PITOFSKY

/s/ Carlos Onis*              Director                     August 7, 2000
___________________________
CARLOS ONIS

/s/ Zev Kindler*              Treasurer                    August 7, 2000
--------------------------    (Principal Financial Officer)
ZEV KINDLER

/s/ Thomas Zingalli*          Vice President               August 7, 2000
---------------------------   and Controller
THOMAS ZINGALLI              (Principal Accounting Officer)



* By: /s/ Greg Petroski
________________________
      Greg Petroski

      Attorney-in-fact pursuant
      to a power of attorney filed
      with the Registration
      Statement